Exhibit 99.1

Parkway Properties, Inc. Reports 2006 Fourth Quarter Results

          JACKSON, Miss., Feb. 5 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its fourth quarter ended December 31, 2006.

          Consolidated Financial Results

-

Funds from operations (“FFO”) applicable to common shareholders totaled $15.5 million ($1.03 per diluted share) for the three months ended December 31, 2006 compared to $14.3 million ($0.99 per diluted share) for the three months ended December 31, 2005.  FFO totaled $60 million ($4.10 per diluted share) for the year ended December 31, 2006 compared to $60.3 million ($4.16 per diluted share) for the year ended December 31, 2005.

          The following items contributed to FFO

(in thousands)	4Q06	4Q05	YTD 2006	YTD 2005

Lease termination fees	$29	$1,075	$617	$2,147
Straight line rent	1,364	903	5,192	4,237
Amortization of above market rent	(411)	(570)	(1,582)	(1,970)
Placement fee on Maitland 200 joint venture	—	—	—	947
Gain (loss) on land and securities	—	74	(119)	(292)
Prepayment expense on extinguishment of debt	—	—	(325)	—
Incentive and management fees earned on Viad	—	—	4,218	—
Incentive fee earned on 233 North Michigan	—	—	—	400
Average occupancy	91.3%	89.9%	90.2%	90.6%

-

Funds available for distribution (“FAD”) totaled $7.5 million for the three months ended December 31, 2006 compared to $8.8 million for the three months ended December 31, 2005.  FAD totaled $28.9 million for the year ended December 31, 2006 compared to $31.6 million for the year ended December 31, 2005.

-

Net income available to common shareholders for the three months ended December 31, 2006 was $5.4 million ($.36 per diluted share) compared to $166,000 ($0.01 per diluted share) for the three months ended December 31, 2005.  Net income available to common shareholders for the year ended December 31, 2006 was $19.1 million ($1.32 per diluted share) compared to $13.7 million ($0.96 per diluted share) for the year ended December 31, 2005.  A net gain of $9.1 million and $22.7 million was included in net income for the three months and year ended December 31, 2006, respectively, and primarily represents the gain on the sale of Viad Corporate Center in June 2006 and six office properties in the fourth quarter of 2006. A net gain of $74,000 and $5.2 million was included in net income for the three months and year ended December 31, 2005, respectively, and primarily represents the net gain on the sale of a joint venture interest and two office properties.

Asset Recycling

-	During the fourth quarter of 2006, the Company sold six wholly-owned buildings located in Atlanta, Charlotte and Houston. The sales are described below.

-

On November 29, 2006, the Company sold Richmond Centre, a 92,000 square foot office building in Houston, Texas for $6.9 million. Richmond Centre was 88.7% occupied on the date of sale.  The Company recorded a gain on the sale for financial reporting purposes of $2 million.  In accordance with generally accepted accounting principles (“GAAP”), all current and prior period income from the office property has been classified as discontinued operations.

-

On December 7, 2006, the Company sold Ashford II, a 59,000 square foot office building in Houston, Texas for $5.25 million.  Ashford II was 99.8% occupied on the date of sale.  The Company recorded a gain on the sale for financial reporting purposes of $2.9 million. In accordance with GAAP, all current and prior period income from the office property has been classified as discontinued operations.

-

On December 14, 2006, the Company sold a three-building portfolio in Atlanta, Georgia for a combined sales price of $17.2 million. The three properties, Hightower Centre, Pavilion Center and Roswell North, total 181,000 square feet and were 76.6% occupied on the date of sale.  The Company recorded a gain on the sale for financial reporting purposes of $1.6 million.

-

On December 20, 2006, the Company sold Charlotte Park, a 187,000 square foot office park in Charlotte, North Carolina, for a sales price of $18.8 million.  Charlotte Park was 91.2% occupied on the date of sale.  The Company recorded a gain on the sale for financial reporting purposes of $2.6 million.

-

The discretionary fund with Ohio PERS (the “Fund”), of which Parkway owns 25%, purchased assets in Memphis, Atlanta and suburban Chicago during the fourth quarter of 2006.  In accordance with GAAP, the Fund has been included in the consolidated financial statements of Parkway since Parkway is the sole general partner and has authority to make major decisions on behalf of the fund, thereby giving Parkway a controlling interest.  The assets are described below.

-

On December 1, 2006, the Fund purchased Chatham Centre, a 206,000 square foot office building in Schaumburg, Illinois for a purchase price of $28.25 million.  The Fund expects to spend an additional $1.7 million for closing costs, building improvements, lease costs and tenant improvements during the first two years of ownership.

-

On December 20, 2006, the Fund purchased Renaissance Center, a 190,000 square foot office building in Memphis, Tennessee for a purchase price of $38.1 million.  The Fund expects to spend an additional $903,000 for closing costs, building improvements, lease costs and tenant improvements during the first two years of ownership.

-

On December 27, 2006, the Fund purchased Overlook II, a 262,000 square foot office building in Atlanta, Georgia for a purchase price of $44.65 million.  The Fund expects to spend an additional $2.2 million for closing costs, building improvements, lease costs and tenant improvements during the first two years of ownership.

-

On December 27, 2006, the Fund purchased a two-building portfolio in Atlanta, Georgia for a combined purchase price of $48.7 million. The Fund expects to spend an additional $3.6 million for closing costs, building improvements, lease costs and tenant improvements during the first two years of ownership.  100 Ashford Center is a 154,000 square foot office building in the Central Perimeter submarket and Peachtree Ridge is a 159,000 square foot office building in the Peachtree Corners submarket.

Operations and Leasing

-

Parkway’s customer retention rate for the quarter ending December 31, 2006 was 76% compared to 74% for the quarter ending September 30, 2006 and 56% for the quarter ending December 31, 2005.  Customer retention for the year ended December 31, 2006 and 2005 was 73% and 70%, respectively.

-

As of January 1, 2007, occupancy of the office portfolio was 90.8% compared to 91.0% as of October 1, 2006 and 88.9% as of January 1, 2006.  Not included in the January 1, 2007 occupancy rate are 21 signed leases totaling 132,000 square feet, which commence in the first through the third quarters of 2007.  Including these leases, the portfolio is 91.8% leased as of January 22, 2007.  Average occupancy for the fourth quarter was 91.3%, which is consistent with prior earnings guidance.  This compares to average occupancy for the fourth quarter of 2005 of 89.9%.

-

During the quarter ended December 31, 2006, 93 leases were renewed or expanded on 722,000 rentable square feet at an average rental rate increase of 2.1% on a cash basis and a cost of $2.99 per square foot per year of the lease term in committed tenant improvements and leasing commissions (“leasing costs”).  During the year ended December 31, 2006, leases were renewed or expanded on 2 million rentable square feet at an average cost of $2.15 per square foot per year of the lease term in committed leasing costs.

-

During the quarter ended December 31, 2006, 28 new leases were signed on 87,000 rentable square feet at a cost of $4.28 per square foot per year of the lease term in committed leasing costs.  New leases were signed during the year ended December 31, 2006 on 541,000 rentable square feet at an average cost of $3.79 per square foot per year of the lease term in committed leasing costs.

-

Same store assets produced an increase in net operating income (“NOI”) of $244,000 or .97% for the three months ended December 31, 2006 compared to the same period of the prior year.  Same store NOI for the year ended December 31, 2006 decreased $3.1 million or 3.3% compared to the same period of 2005.

Capital Markets and Financing

-

The Company’s previously announced cash dividend of $0.65 per share for the quarter ended December 31, 2006 represents a payout of approximately 63.3% of FFO per diluted share. The fourth quarter dividend was paid on December 27, 2006 and equates to an annualized dividend of $2.60 per share, a yield of 4.7% on the closing stock price on February 2, 2006 of $55.48. This dividend is the 81st consecutive quarterly distribution to Parkway’s shareholders of common stock.

-

As of December 31, 2006, the Company’s debt-to-total market capitalization ratio was 47.9% based on a stock price of $51.01 compared to 52.1% as of September 30, 2006 based on a stock price of $46.49 and 49.6% as of December 31, 2005 based on a stock price of $40.14.

-	Mortgages were placed or assumed in connection with the asset purchases by the Fund during the quarter ended December 31, 2006 and are described below.

-

On December 1, 2006, the Fund placed a $17.1 million ten-year non-recourse first mortgage at a fixed rate of 5.56% in connection with the purchase of the Chatham Centre.  Payments during the mortgage term will be on an interest-only basis and the loan matures January 10, 2017.

-

The Renaissance Center was acquired subject to an existing non- recourse first mortgage with an outstanding balance of approximately $17.2 million, which matures June 2012 and carries a fixed interest rate of 5.23%.  In accordance with GAAP, the mortgage was recorded at $17 million to reflect the fair value of the instrument based on the market rate of 5.469% on the date of purchase.

-

The acquisition of 100 Ashford Center and Peachtree Ridge was subject to an existing non-recourse first mortgage with an outstanding balance of approximately $30.9 million, which matures January 2016 and carries a fixed interest rate of 5.68%.  In accordance with GAAP, the mortgage was recorded at $31.1 million to reflect the fair value of the instrument based on the market rate of 5.606% on the date of purchase.

-

On December 18, 2006, the Company sold 600,000 shares of common stock to Banc of America Securities LLC at a gross offering price of $50.25 per share and a net price of $49.37 per share. The Company used the net proceeds of approximately $29.6 million to repay indebtedness outstanding under a $19.3 million mezzanine loan incurred in connection with the purchase of One Illinois Center and to purchase additional investments in office properties.

-

During the quarter ended December 31, 2006, 270,000 shares of Series B Convertible Preferred Stock were converted into an equal number of shares of common stock.  As of December 31, 2006 there were no shares of Series B Convertible Preferred Stock authorized and outstanding.

-

On January 31, 2007, the Company amended and renewed the one-year $15 million unsecured line of credit with PNC Bank.  This unsecured line of credit matures January 29, 2008 and is expected to fund the daily cash requirements of the Company’s treasury management system.  The $15 million line has a current interest rate equal to the 30-day LIBOR rate plus 130 basis points.  The Company paid a facility fee of $15,000 (10 basis points) upon closing of the loan agreement.  Under the $15 million line, the Company does not pay annual administration fees or fees on the unused portion of the line.

          Outlook for 2007

          The Company is forecasting FFO per diluted share of $3.80 to $4.00 and EPS of $3.50 to $3.70 for 2007.  The reconciliation of forecasted EPS to forecasted FFO per diluted share is as follows:

Guidance for 2007	Range

Fully diluted EPS	$3.50 - $3.70
Plus: Real estate depreciation and amortization	$4.12 - $4.18
Plus: Depreciation on unconsolidated joint ventures	$0.07 - $0.11
Less: Gain on sale of real estate and joint venture interests	($3.55 - $3.65)
Less: Minority interest depreciation and amortization	($0.34 - $0.34)
Fully diluted FFO per share	$3.80 - $4.00

          Earnings guidance is based on the following assumptions:

-	An average occupancy for the first, second, third and fourth quarters of 91%, 91%, 93% and 94%, respectively, with an average occupancy of 92%.

-

An average same store net operating income growth for the first half of 2007 of 3%; and an average same store net operating income growth for the second half of 2007 of 6%; for an annual increase in same store net operating income of approximately 5% on a GAAP basis.  On a cash basis, annual same store net operating income is expected to increase approximately 8%.

-	Straight line rent adjustment is expected to be approximately $2.3 million for 2007 versus $5.2 million for 2006, reflecting the reduction in rent concessions in 2007 as compared to 2006.

-	Interest rate on non-hedged floating rate debt of 6.62% and 6.50% for first and second half of year respectively, for an average interest rate of 6.56%.

-

New investments for the discretionary fund in addition to the investments projected for 2007 totaling $170 million at an average acquisition capitalization rate of 7% on the assets and 9% to Parkway when including various recurring fees.

-	No lease termination fee income is assumed for 2007 as compared to $617,000 recorded in 2006.

-	One fee simple sale of an asset in Columbia, South Carolina valued at $9 million is projected to take place on May 1, 2007.

-	Contributions of assets to funds or similar ventures, where the Company will retain 25% ownership interest, are projected to be made as shown below:

	-	Assets in Knoxville, Tennessee totaling 549,000 square feet with an estimated value of $59 million on July 1, 2007;

	-	Assets in Virginia totaling 883,000 square feet with an estimated value of $97 million on July 1, 2007;

	-	Two assets in Columbia, South Carolina totaling 759,000 square feet with an estimated value of $97 million on October 1, 2007.

-	Debt prepayment penalties and expense of $2.8 million, or $.18 per diluted share in FFO, are projected on the dispositions in 2007.

-

The Company’s debt to market capitalization is expected to range from 45% to 48% throughout 2007 as these capital events take place, with a projected ending debt to market capitalization of 48%, calculated using the December 29, 2006 closing stock price of $51.01 per share.

-	Proceeds from dispositions are used to pay down short-term debt with an interest rate of 6.5% at the time of sale.

-	Fee simple acquisitions of $150 million are projected as follows:

	-	$50 million on June 1, 2007 at a 7% cap rate;

	-	$50 million on August 1, 2007 at a 7% cap rate;

	-	$50 million on November 1, 2007 at a 7% cap rate.

Steven G. Rogers, President and Chief Executive Officer stated, “I am pleased with our fourth quarter results.  We finished the year strong on all fronts with significant asset recycling completed toward our Gear Up Plan goals.  Occupancy and rental rate increases reflect the improved fundamentals in our markets.  Our outlook for 2007 shows continued improvement across a broad spectrum of metrics.”

          GEAR UP

          On January 1, 2006, the Company initiated a new operating plan that will be referred to as the “GEAR UP” Plan.  At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast.  We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders.  Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted funds available for distribution is $7.18 per diluted share.  Actual adjusted funds available for distribution for 2006 exceeded the amount projected by the Company at the beginning of the plan by $.29 per diluted share.

          Additional Information

          The Company will conduct a conference call to discuss the results of its fourth quarter operations on Tuesday, February 6, 2007, at 11:00 a.m. Eastern Time. The number for the conference call is 800-289-0518. A taped replay of the call can be accessed 24 hours a day through February 16, 2007 by dialing 888-203-1112 and using the pass code of 2926274. An audio replay will be archived and indexed in the investor relations section of the Company’s website at www.pky.com.  A copy of the Company’s 2006 fourth quarter supplemental financial and property information package is available by accessing the Company’s website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company’s website and clicking on the “4Q Call” icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

          Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company’s website. The Company’s fourth quarter 2006 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company’s website.

          About Parkway Properties

          Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 66 office properties located in 11 states with an aggregate of approximately 13.3 million square feet of leasable space as of February 5, 2007.  Included in the portfolio are 17 properties totaling 2.5 million square feet that are owned jointly with other investors, representing 19% of the portfolio.  Under the Company’s GEAR UP Plan, which started January 1, 2006 and ends December 31, 2008, it is the Company’s goal to transform its strategy from being an owner-operator to being an operator- owner. The strategy highlights the Company’s strength in providing excellent service in the operation of office properties in addition to its direct ownership of real estate assets. Fee-based real estate services are offered through the Company’s wholly owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.2 million square feet for third party owners as of February 5, 2007.

          Certain statements in this release that are not in the present tense or discuss the Company’s expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

FOR FURTHER INFORMATION:
Steven G. Rogers
President & Chief Executive Officer
William R. Flatt
Chief Financial Officer
(601) 948-4091

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31 2006	December 31 2005

	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,517,468	$1,220,565
Accumulated depreciation	(211,187)	(179,636)

	1,306,281	1,040,929
Land available for sale	1,467	1,467
Investment in unconsolidated joint ventures	11,179	12,942

	1,318,927	1,055,338
Rents receivable and other assets	107,145	69,480
Intangible assets, net	81,800	60,161
Cash and cash equivalents	4,474	3,363

	$1,512,346	$1,188,342

Liabilities
Notes payable to banks	$152,312	$150,371
Mortgage notes payable	696,012	483,270
Accounts payable and other liabilities	72,659	56,628
Subsidiary redeemable preferred membership interests	10,741	10,741

	931,724	701,010

Minority Interest
Minority Interest - unit holders	36	38
Minority Interest - real estate partnerships	90,280	12,778

	90,316	12,816

Stockholders’ Equity
8.34% Series B Cumulative Convertible Preferred stock, $.001 par value, 2,142,857 shares authorized in 2005, 803,499 shares issued and outstanding in 2005	—	28,122
8.00% Series D Preferred stock, $.001 par value, 2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 and 65,457,143 shares authorized in 2006 and 2005, respectively, 15,764,799 and 14,167,292 shares issued and outstanding in 2006 and 2005, respectively	16	14
Common stock held in trust, at cost, 115,000 and 124,000 shares in 2006 and 2005, respectively	(3,894)	(4,198)
Additional paid-in capital	449,141	389,971
Unearned compensation	—	(3,101)
Accumulated other comprehensive income	828	826
Retained earnings (deficit)	(13,761)	4,906

	490,306	474,516

	$1,512,346	$1,188,342

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31

	2006	2005

	(Unaudited)
Revenues
Income from office and parking properties	$57,547	$49,029
Management company income	247	400

Total revenues	57,794	49,429

Expenses
Property operating expense	26,119	23,157
Depreciation and amortization	19,790	14,130
Operating expense for other real estate properties	1	1
Management company expenses	243	129
General and administrative	1,246	1,127

Total expenses	47,399	38,544

Operating income	10,395	10,885
Other income and expenses
Interest and other income	6	9
Equity in earnings of unconsolidated joint ventures	227	401
Gain on sale of real estate	4,181	74
Interest expense	(12,845)	(9,872)

Income before minority interest and discontinued operations	1,964	1,497
Minority interest - unit holders	—	(1)
Minority interest - real estate partnerships	116	114

Income from continuing operations	2,080	1,610
Discontinued operations:
Income (loss) from discontinued operations	(230)	343
Gain on sale of real estate from discontinued operations	4,872	—

Net income	6,722	1,953
Dividends on preferred stock	(1,200)	(1,200)
Dividends on convertible preferred stock	(119)	(587)

Net income available to common stockholders	$5,403	$166

Net income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.05	$(0.01)
Discontinued operations	0.31	0.02

Net income	$0.36	$0.01

Diluted:
Income (loss) from continuing operations	$0.05	$(0.01)
Discontinued operations	0.31	0.02

Net income	$0.36	$0.01

Dividends per common share	$0.65	$0.65

Weighted average shares outstanding:
Basic	14,895	14,154

Diluted	15,086	14,281

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Year Ended December 31

	2006	2005

	(Unaudited)
Revenues
Income from office and parking properties	$210,007	$188,486
Management company income	5,329	2,997

Total revenues	215,336	191,483

Expenses
Property operating expense	99,130	88,254
Depreciation and amortization	64,655	51,046
Operating expense for other real estate properties	5	5
Management company expenses	1,141	607
General and administrative	4,651	4,468

	169,582	144,380

Operating income	45,754	47,103
Other income and expenses
Interest and other income	40	255
Equity in earnings of unconsolidated joint ventures	751	1,496
Gain on sale of joint venture interests, real estate and other assets	17,646	1,039
Interest expense	(44,632)	(35,444)

Income before minority interest and discontinued operations	19,559	14,449
Minority interest - unit holders	(1)	(2)
Minority interest - real estate partnerships	485	(187)

Income from continuing operations	20,043	14,260
Discontinued operations:
Income from discontinued operations	556	2,366
Gain on sale of real estate from discontinued operations	5,083	4,181

Net income	25,682	20,807
Dividends on preferred stock	(4,800)	(4,800)
Dividends on convertible preferred stock	(1,773)	(2,346)

Net income available to common stockholders	$19,109	$13,661

Net income per common share:
Basic:
Income from continuing operations	$0.95	$0.50
Discontinued operations	0.39	0.47

Net income	$1.34	$0.97

Diluted:
Income from continuing operations	$0.93	$0.50
Discontinued operations	0.39	0.46

Net income	$1.32	$0.96

Dividends per common share	$2.60	$2.60

Weighted average shares outstanding:
Basic	14,306	14,065

Diluted	14,487	14,233

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2006 AND 2005
(In thousands, except per share data)

	Three Months Ended December 31		Year Ended December 31

	2006	2005	2006	2005

	(Unaudited)		(Unaudited)
Net Income (Loss)	$6,722	$1,953	$25,682	$20,807
Adjustments to Net Income (Loss):
Preferred Dividends	(1,200)	(1,200)	(4,800)	(4,800)
Convertible Preferred Dividends	(119)	(587)	(1,773)	(2,346)
Depreciation and Amortization	19,790	14,130	64,655	51,046
Depreciation and Amortization - Discontinued Operations	48	198	582	1,050
Minority Interest Depreciation and Amortization	(802)	(428)	(2,275)	(1,019)
Adjustments for Unconsolidated Joint Ventures	156	276	815	1,057
Minority Interest - Unit Holders	—	1	1	2
Gain on Sale of Real Estate and Joint Venture Interests	(9,053)	—	(22,848)	(5,512)

Funds From Operations Applicable to Common Shareholders (1)	$15,542	$14,343	$60,039	$60,285

Funds Available for Distribution
Funds From Operations Applicable to Common Shareholders	$15,542	$14,343	$60,039	$60,285
Add (Deduct):
Adjustments for Unconsolidated Joint Ventures	(104)	(242)	(1,159)	(1,071)
Adjustments for Minority Interest in Real Estate Partnerships	98	(20)	431	73
Straight-line Rents	(1,346)	(862)	(5,259)	(4,192)
Straight-line Rents - Discontinued Operations	(18)	(41)	67	(45)
Amortization of Above/Below Market Leases	411	570	1,582	1,970
Amortization of Share Based Compensation	279	182	863	533
Capital Expenditures:
Building Improvements	(1,289)	(1,837)	(5,435)	(7,579)
Tenant Improvements - New Leases	(2,199)	(560)	(8,434)	(6,216)
Tenant Improvements - Renewal Leases	(2,889)	(908)	(9,386)	(6,363)
Leasing Costs - New Leases	(566)	(776)	(2,292)	(2,255)
Leasing Costs - Renewal Leases	(416)	(1,085)	(2,127)	(3,497)

Funds Available for Distribution (1)	$7,503	$8,764	$28,890	$31,643

Diluted Per Common Share/Unit Information (**)
FFO per share	$1.03	$0.99	$4.10	$4.16
Dividends paid	$0.65	$0.65	$2.60	$2.60
Dividend payout ratio for FFO	63.28%	65.68%	63.48%	62.43%
Weighted average shares/units outstanding	15,248	15,086	15,092	15,038
Other Supplemental Information
Upgrades on Acquisitions	$2,414	$1,549	$6,486	$6,531
Loss on Non Depreciable Assets	$—	$74	$(119)	$(292)
**Information for Diluted Computations:
Convertible Preferred Dividends	$119	$587	$1,773	$2,346
Basic Common Shares/Units Outstanding	14,896	14,155	14,307	14,066
Convertible Preferred Shares Outstanding	161	803	603	803
Dilutive Effect of Other Share Equivalents	191	128	182	169

(1)

Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition.  FFO is defined as net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

          There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2006 AND 2005
(In thousands)

	Three Months Ended December 31		Year Ended December 31

	2006	2005	2006	2005

	(Unaudited)		(Unaudited)
Net Income (Loss)	$6,722	$1,953	$25,682	$20,807
Adjustments to Net Income (Loss):
Interest Expense	12,569	8,789	43,532	33,409
Amortization of Financing Costs	276	528	1,100	1,480
Prepayment Expenses - Early Extinguishment of Debt	—	555	—	555
Depreciation and Amortization	19,838	14,328	65,237	52,096
Amortization of Share Based Compensation	279	182	863	533
Net Gain on Joint Venture Interests, Real Estate and Other Assets	(9,053)	(74)	(22,729)	(5,220)
Tax Expense	29	(2)	30	6
EBITDA Adjustments - Unconsolidated Joint Ventures	288	671	2,203	2,593
EBITDA Adjustments - Minority Interest in Real Estate Partnerships	(1,257)	(861)	(3,803)	(2,378)

EBITDA (1)	$29,691	$26,069	$112,115	$103,881

Interest Coverage Ratio:
EBITDA	$29,691	$26,069	$112,115	$103,881

Interest Expense:
Interest Expense	$12,569	$8,789	$43,532	$33,409
Capitalized Interest	—	—	—	52
Interest Expense - Unconsolidated Joint Ventures	129	368	1,015	1,400
Interest Expense - Minority Interest in Real Estate Partnerships	(440)	(421)	(1,479)	(1,328)

Total Interest Expense	$12,258	$8,736	$43,068	$33,533

Interest Coverage Ratio	2.42	2.98	2.60	3.10

Fixed Charge Coverage Ratio:
EBITDA	$29,691	$26,069	$112,115	$103,881

Fixed Charges:
Interest Expense	$12,258	$8,736	$43,068	$33,533
Preferred Dividends	1,319	1,787	6,573	7,146
Preferred Distributions - Unconsolidated Joint Ventures	—	—	—	21
Principal Payments (Excluding Early Extinguishment of Debt)	4,039	4,783	15,366	17,724
Principal Payments - Unconsolidated Joint Ventures	12	10	45	108
Principal Payments - Minority Interest in Real Estate Partnerships	(46)	(74)	(222)	(497)

Total Fixed Charges	$17,582	$15,242	$64,830	$58,035

Fixed Charge Coverage Ratio	1.69	1.71	1.73	1.79

Modified Fixed Charge Coverage Ratio:
EBITDA	$29,691	$26,069	$112,115	$103,881

Modified Fixed Charges:
Interest Expense	$12,258	$8,736	$43,068	$33,533
Preferred Dividends	1,319	1,787	6,573	7,146
Preferred Distributions - Unconsolidated Joint Ventures	—	—	—	21

Total Modified Fixed Charges	$13,577	$10,523	$49,641	$40,700

Modified Fixed Charge Coverage Ratio	2.19	2.48	2.26	2.55

The following table reconciles EBITDA to cash flows provided by operating activities:
EBITDA	$29,691	$26,069	$112,115	$103,881
Amortization of Above Market Leases	411	570	1,582	1,970
Operating Distributions from Unconsolidated Joint Ventures	184	293	1,334	2,587
Interest Expense	(12,569)	(8,789)	(43,532)	(33,409)
Prepayment Expenses - Early Extinguishment of Debt	—	(555)	—	(555)
Tax Expense	(29)	2	(30)	(6)
Increase in Receivables and Other Assets	(7,037)	(289)	(25,465)	(11,571)
Increase (Decrease) in Accounts Payable and Other Liabilities	(3,431)	(18,764)	7,118	(1,320)
Adjustments for Minority Interests	1,141	748	3,319	2,567
Adjustments for Unconsolidated Joint Ventures	(514)	(1,072)	(2,954)	(4,089)

Cash Flows Provided by Operating Activities	$7,847	$(1,787)	$53,487	$60,055

(1)

Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(In thousands, except number of properties data)

			Net Operating Income		Occupancy
	Number of Properties	Percentage of Portfolio (1)
			2006	2005	2006	2005

Same store properties (2)	51	80.74%	$25,376	$25,132	91.5%	88.6%
2005 acquisitions	1	1.54%	485	132	97.9%	N/A
2006 acquisitions	8	16.13%	5,069	—	84.8%	N/A
Assets sold	—	1.59%	498	608	N/A	N/A

Net operating income from office and parking properties	60	100.00%	$31,428	$25,872

(1)	Percentage of portfolio based on 2006 net operating income.

(2)

Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended December 31, 2006 and 2005 and excludes properties classified as discontinued operations. Same Store net operating income (“SSNOI”) includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company’s investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

	Three Months Ended December 31		Year Ended December 31

	2006	2005	2006	2005

Net income	$6,722	$1,953	$25,682	$20,807
Add (deduct):
Interest expense	12,845	9,872	44,632	35,444
Depreciation and amortization	19,790	14,130	64,655	51,046
Operating expense for other real estate properties	1	1	5	5
Management company expenses	243	129	1,141	607
General and administrative expenses	1,246	1,127	4,651	4,468
Equity in earnings of unconsolidated joint ventures	(227)	(401)	(751)	(1,496)
Gain on sale of joint venture interests, real estate and other assets	(4,181)	(74)	(17,646)	(1,039)
Minority interest - unit holders	—	1	1	2
Minority interest - real estate partnerships	(116)	(114)	(485)	187
(Income) loss from discontinued operations	230	(343)	(556)	(2,366)
Gain on sale of real estate from discontinued operations	(4,872)	—	(5,083)	(4,181)
Management company income	(247)	(400)	(5,329)	(2,997)
Interest and other income	(6)	(9)	(40)	(255)

Net operating income from office and parking properties	31,428	25,872	110,877	100,232
Less: Net operating income from non same store properties	(6,052)	(740)	(19,476)	(5,735)

Same store net operating income	$25,376	$25,132	$91,401	$94,497

SOURCE  Parkway Properties, Inc.
          -0-                                                     02/05/2007
          /CONTACT:  Steven G. Rogers, President & Chief Executive Officer, or William R. Flatt, Chief Financial Officer, both of Parkway Properties, Inc., +1-601-948-4091/
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          /Web site:  http://www.pky.com/
          (PKY)